EXHIBIT 99-3

VASCO Data Security International, Inc.

VASCO Data Security International Guidance Update Conference Call

Edited Transcript

OCTOBER 16, 2013

CORPORATE PARTICIPANTS

Ken Hunt VASCO Data Security International - Chairman & CEO

Cliff Bown VASCO Data Security International - EVP, CFO & Secretary

CONFERENCE CALL PARTICIPANTS

Joe Maxa Dougherty & Company - Analyst

Fred Ziegel Topeka Capital Markets - Analyst

Elizabeth Colley Needham & Company - Analyst

Jim Moore FBR Capital Markets - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the VASCO Data Security investor conference call. During the presentation all participants will be in a listen-only mode. Afterwards we will conduct a question-and-answer session. (Operator Instructions).

I would now like to turn the conference over to Mr. Ken Hunt, Chairman, Founder and CEO. Please go ahead, sir.

Ken Hunt - VASCO Data Security International - Chairman & CEO

Thank you, operator. Good morning, everybody. Before we begin the conference call, I would like to brief all of you on forward-looking statements. Statements made in this conference call that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as beliefs, anticipates, plans, expects, projects and similar words is forward-looking, and these statements involve risk and uncertainties and are based on current expectations.

Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. I direct your attention to the Company’s filings with the US Securities and Exchange Commission for a discussion of such risks and uncertainties in this regard.

Good morning, everyone. Earlier today we issued a press release stating that we expect revenues for the third quarter of 2013 to be approximately $39 million, and that we also expect to fall short of our previously published guidance for full-year 2013 revenue and operating income as a percent of revenue.

Our current revenue estimate for Q3 2013 of $39 million is approximately 7% higher than our revenues for Q3 2012. The estimate for revenue for the quarter is subject to completion of our normal quarterly review processes, which we expect to complete on or about October 14, 2013.

We currently believe that our revenue for full-year 2013 will be in a range of $150 million to $155 million, down from our previous guidance of $162 million to $167 million. We also believe that our operating income excluding amortization of acquisition-related intangible assets will be in the range of 8% to 10% of revenue, down from our previous guidance of 12% to 14% of revenue.

Lower than expected performance in the enterprise and application security market in the third quarter and an expected continuation of that trend in the fourth quarter are the primary reasons that VASCO is reducing its revenue and operating margin guidance for the full-year 2013.

We are disappointed that our increased investments in the Enterprise and Application Security market have not yielded the expected return. Going forward, we will focus more directly on the solid base of business we have in that market and take the necessary actions to ensure that our costs for the business are appropriate for the revenues and gross margins the business generates.

Also, many of the banking RFPs that we were tracking were delayed by one or more quarters. This means that much of the banking revenues have moved into 2014. Even at the lower revenue levels, we expect that we will continue to be profitable.

At this time I would like to open the call for your questions. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions) Joe Maxa, Dougherty & Company.

Joe Maxa - Dougherty & Company - Analyst

Hi, Ken. Thanks. So the Enterprise and Application Security segment, you were looking for significantly higher revenues of course. But I am wondering of the decline in guidance, how should we balance that between the two segments; what are you seeing?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Most of the miss year-to-date and the anticipated revenue production against guidance is right there with Application Security and Enterprise.

Joe Maxa - Dougherty & Company - Analyst

So that indicates either that you were expecting a significant increase in the second half in this segment or you have seen a big decline from the first half. How should we be looking at that piece?

Cliff Bown - VASCO Data Security International - EVP, CFO & Secretary

Joe, it is Cliff. I think the answer to that question is Enterprise has been disappointing all year long, so it has been building. The first-quarter Enterprise was about 21% lower than same period last year; second quarter was 18% lower. Third quarter it may be closer to breakeven, but the results from the Enterprise business have lagged behind our expectations all year.

With the results we are seeing for the third quarter and now projecting into the fourth, that is really the heart of the issue. So we have concluded that those strategies are not effective.

Joe Maxa - Dougherty & Company - Analyst

So that would suggest — sorry, go ahead.

Cliff Bown - VASCO Data Security International - EVP, CFO & Secretary

As Ken said in his prepared remarks, there have been some RFPs that haven’t come through in the timeframe that we thought, and those are pushing into 2014. But those are not as significant in terms of our full-year guidance as the shortfall in Enterprise.

Ken Hunt - VASCO Data Security International - Chairman & CEO

And those are banking RFPs, not Application or Enterprise.

Joe Maxa - Dougherty & Company - Analyst

Right, so I just wanted to verify. So it looks like you were expecting to have a significant growth from the first half in the Enterprise and Application Security segment in the second half, and that did not materialize?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Yes, we have been trying to communicate that we have not been performing because we didn’t have headcount, because the people that we had had moved over from the channel business and we were training them. And that is exactly what we thought was the case. As it’s turned out, we are still not getting the results that we anticipated. So all we can do now is to adjust the expenses for that business and try to get to breakeven or a small profit, and then circle our wagons and figure out a better approach to make that part of our market back into a growth mode.

Cliff Bown - VASCO Data Security International - EVP, CFO & Secretary

Joe, if I could, I want to address the nuance of your question. You’ve asked it twice now in terms of the second half of Enterprise Security being a lot stronger than the first half. The answer that I really want to make sure is out there is it was a shortfall throughout the year.

When we updated our guidance at the end of the second quarter and reaffirmed that we thought we were on track with the numbers, we believed that there would be some opportunities in Banking above our original guidance that would offset some of our shortfall in Enterprise Security.

So when you asked the question and stated a couple of times we expected Enterprise Security in the second half to be a lot stronger than the first half, in part that is true, but we weren’t expecting the growth in the second half of Enterprise Security to make up for the cumulative shortfall in Enterprise Security to guidance.

We expected some new Banking orders, some related to the Cronto acquisition, etc., to make up for that shortfall in the first half of Enterprise Security.

Joe Maxa - Dougherty & Company - Analyst

Thanks, Cliff. That cleared that up quite a bit. I do have other questions, but I will jump back in the queue.

Operator

(Operator Instructions) Daniel Ives, FBR Capital Markets.

Jim Moore - FBR Capital Markets - Analyst

This is Jim for Dan. Just to drill down a little more I guess into the Enterprise, I was just wondering is there any change in behavior there that has changed your expectations over the near-term and I guess what you have seen over the first part of the year?

Ken Hunt - VASCO Data Security International - Chairman & CEO

You mean as far as the market behavior is concerned?

Jim Moore - FBR Capital Markets - Analyst

Yes, exactly.

Ken Hunt - VASCO Data Security International - Chairman & CEO

Well, Europe has been a challenge now for a couple of years in terms of business, and Enterprise and Application Security has been impacted. We have expected to see a turnaround there, but I read the newspaper like others and we are not the only one that is having some challenges in Europe.

So our attitude is it is a good business. We have always said that it complements our high volume, lower gross margin Banking business by being lower volume deals, smaller deals with much higher gross margin. So it is a healthy business for us to be in, but we are not getting the growth that we anticipated, so we are adjusting our expenses to make it more in line with the opportunities that we are realizing.

Cliff Bown - VASCO Data Security International - EVP, CFO & Secretary

Jim, it is Cliff again. If I could add, in the caption of Enterprise and Application Security we really have Enterprise, which we equate to corporations, and Application Security to be new other vertical online markets. So banking is a financial application vertical market.

We were expecting to find more of those in the enterprise and online security area, particularly the online market piece. So we had the direct touch salesforce to address that, and it’s in that area, to a large degree, that we are falling short. We haven’t been able to find those other vertical markets, and that is more of the issue than whether there has been a change in market conditions.

Jim Moore - FBR Capital Markets - Analyst

Okay, great. Just respect to Cronto, could you maybe just talk a little bit about how that has been going with the integration, just contributions for the business so far?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Well, with any acquisition there is a transition period, HR, issues like that, and we have assigned one of our executives for managing that transition. We have already enlisted the help of one of the former partners, owners of the business, to help us follow through with some of these banking opportunities that Cliff mentioned before.

That is going extremely well, and opportunities are being brought along — if not closed, brought along certainly — because it is a new technology and there is nobody better to explain it than this senior executive from Cronto.

As far as the integration of the platform itself, that is something that we are integrating into our main platform VACMAN Controller, IDENTIKEY server, so that it works seamlessly. That will certainly be completed before the end of the year.

Jim Moore - FBR Capital Markets - Analyst

Okay. Thanks, guys.

Operator

Fred Ziegel, Topeka Capital Markets.

Fred Ziegel - Topeka Capital Markets - Analyst

Good morning, everybody. So would you assign the bigger issue to the Enterprise and Application Security market in a macro sense, or is it more a function of kind of where you are internally with your salesforce education; how would you tend to weight those two?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Macro, you are talking about the opportunity and the condition in the market versus how we are executing as a sales team?

Fred Ziegel - Topeka Capital Markets - Analyst

Correct.

Ken Hunt - VASCO Data Security International - Chairman & CEO

Well, I think it is a little of both. I hate to take the easy route here, but I think it is a little of both. The business isn’t quite as robust as we would like it to be. And as far as the sales organization responsible for channel sales and what Cliff mentioned before, our direct touch, our direct sales to both larger enterprises and application security, we do have a new executive on board.

He is our Senior VP of Sales. He comes to the Company with an outstanding background. He is very analytical, very methodical, and he has already injected himself into this issue. He has analyzed it and is making some changes to improve things.

Fred Ziegel - Topeka Capital Markets - Analyst

Okay. So when you talk about aligning expenses to reduce revenue, are we thinking headcount reductions; are we thinking about programs; maybe MYDIGIPASS, some of those investments that get scale backed? How should we think about that?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Well, we are mainly talking here as it relates to Enterprise and Application Security where we are talking about reducing the headcount in that group to a level that is appropriate for the opportunity that we see.

Fred Ziegel - Topeka Capital Markets - Analyst

Okay, all right. Thanks.

Ken Hunt - VASCO Data Security International - Chairman & CEO

As far as your other question, I guess was, are we reducing expenses as it relates to MYDIGIPASS.COM. Certainly we are examining whether or not our R&D is appropriate, R&D expenses is appropriate for all aspects of the business, and so we are evaluating that.

Fred Ziegel - Topeka Capital Markets - Analyst

Okay. Fair enough. Thanks.

Operator

Elizabeth Colley, Needham.

Elizabeth Colley - Needham & Company - Analyst

You guys mentioned that the Enterprise business hasn’t been performing as well as you expected in the second half, and that the Banking deals are being pushed out. So do you see the Banking business is sort of being impacted more than you were expecting in the second half of the year, similarly to the Enterprise business?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Well, first of all, Cliff, a few minutes ago did indicate that we have been lagging against our plan for Enterprise and Application Security all year long. So it is not just the last six months; it has been an issue that we have been trying to deal with all year long.

In terms of Banking expectations, it is going to be similar to what we produced last year. If you had to ask me a number for what opportunities in Banking have slipped into 2014, it is something around $5 million. So we had expected to have that offset our reduced results in Enterprise and Application Security, and it looks like that is going to occur next year.

We haven’t lost any business, but as we’ve talked about before, the transactional nature of Banking is getting more complex, not less complex. So it takes longer to negotiate a contract, and that means that some deals don’t happen in the quarter in which we originally thought going into 2013.

Elizabeth Colley - Needham & Company - Analyst

Okay. So it sounds like you do see the Banking as like relatively healthier than the Enterprise business.

Ken Hunt - VASCO Data Security International - Chairman & CEO

No doubt about that, no doubt about that. And we feel because Cronto has come on board with us and they have a very unique compelling solution, we think we are in a better situation than we were coming into 2013.

Elizabeth Colley - Needham & Company - Analyst

Okay, thank you.

Operator

(Operator Instructions) Joe Maxa, Dougherty & Company.

Joe Maxa - Dougherty & Company - Analyst

Thanks. On the Banking side, I mean last quarter we talked about a number of these large RFPs out there. Just wondering if the environment has changed at all; you still see the same opportunities, just a couple got pushed out. Is it growing, is it slowing? Just a little bit of color on that environment, please.

Ken Hunt - VASCO Data Security International - Chairman & CEO

Yes, I don’t think there is any doubt the Banking business is healthy for VASCO. We’re still very competitive when it comes to these RFPs. We don’t win every single one, but I am very proud to say that there have been a couple of larger competitive wins in the Banking area, and we haven’t lost any deals that were current VASCO customers.

Certainly if we are trying to compete with an opportunity that is currently using another vendor’s products, that is a little more difficult and we don’t win all of those. But I would say, easily and confidently say, that the Banking business is very healthy and very robust.

Joe Maxa - Dougherty & Company - Analyst

Okay, that is good. Thank you. And then also as we think about 2014 or perhaps even fourth quarter, how should we think about margins? Apparently, the Banking business with the lower margins is growing faster than the Enterprise and Application Security.

So what kind of range should we think about on the gross margin line going forward versus where it has been these last couple years?

Ken Hunt - VASCO Data Security International - Chairman & CEO

Well, a lot of that will have to do with our success in our cloud services business. That is going to be very high margins. And we also with the smaller volumes of Enterprise, those will be higher margins relatively speaking. But in terms of projection, I will leave that to Cliff.

Cliff Bown - VASCO Data Security International - EVP, CFO & Secretary

Joe, as it relates to Q4, which is obviously something that we have got better visibility on than we do 2014, but I would expect gross margins to go down a bit. As you know, looking at Q1, Q2, we were in the 64%, 65% range. I think you could anticipate a decline in the margins to be a little bit lower, but still above the 60% range.

For 2014, it is really a bit too early to tell what the mix will be of the DIGIPASS As A Service, Enterprise Security and Banking transactions in that time period.

Joe Maxa - Dougherty & Company - Analyst

And as far as the cloud security, I mean how are you seeing that traction? I know it has been nonmaterial for this year, but any sense on how that may look based on what you have signed up so far for 2014?

Ken Hunt - VASCO Data Security International - Chairman & CEO

We are still working on it. We will have a much better view of it when we report results in February of next year.

Joe Maxa - Dougherty & Company - Analyst

All right, thank you.

Operator

We currently have no further questions on the phone line.

Ken Hunt - VASCO Data Security International - Chairman & CEO

Then I will end the call with my thanks for your participation, and have a good day.

Operator

Ladies and gentlemen, that does conclude the call for today. We thank you for your participation and ask you to please disconnect your lines.